CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements:

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Registration Statement No. 333-89251 on Form S-8;

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Registration Statement No. 333-108465 on Form S-8;

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Registration Statement No. 333-129803 on Form S-8

and to the use of our reports dated April 19, 2006 relating to the consolidated financial statements of Energy Exploration Technologies Inc. as at December 31, 2005 and for each of the years in the two year period ended December 31, 2005 (which audit report expresses an unqualified opinion on the consolidated financial statements and includes a separate paragraph on our consideration of internal control over financial reporting and also includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to substantial doubt about the Company’s ability to continue as a going concern) appearing in the Annual Report on Form 20-F of Energy Exploration Technologies Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Calgary, Canada

June 14, 2007